UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 31, 2013

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 – Triggering Event That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Effective July 15, 2013, N-Viro International Corporation (the “Company”) paid all holders of its Convertible Debentures (the “Debentures”) for accrued interest payable through June 30, 2013.  The Company did not pay the holders the principal amount of $455,000 (the “Principal Amount”) due on the Debentures at June 30, 2013, all of which remain outstanding.  The Company will continue to accrue additional interest on the Principal Amount at the rate set forth in the Debentures until the Principal Amount is paid in full.  The Company expects to pay all accrued interest due and the Principal Amount to all outstanding holders of the Debentures after completing substitute financial arrangements, though there can be no assurance of the timing of receipt of these funds and amounts available from these substitute arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

August 5, 2013

By:

  /s/  James K. McHugh

James K. McHugh

Chief Financial Officer